SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)


Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-12

                                  FRED'S, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate box):

[X]      No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11.

         1.      Title of each class of securities to which transaction applies:
         2.      Aggregate number of securities to which transaction applies:
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4.      Proposed maximum aggregate value of transaction:
         5.      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                                           ----------

         2)       Form, Schedule or Registration Statement No:
                                                              ------------------

         3)       Filing Party:
                                 --------------------------------------

         4)       Date Filed:
                               ----------------------------------------

                                  FRED'S, INC.
                              4300 NEW GETWELL ROAD
                               MEMPHIS, TENNESSEE
                     --------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     to be held on Wednesday, June 18, 2003

                     --------------------------------------


TO THE SHAREHOLDERS OF FRED'S, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of Fred's, Inc. (the "Company" or "Fred's") will be held at the Holiday Inn Express, 2192
S. Highway 441, Dublin, Georgia, on Wednesday, June 18, 2003, at 7:00 P.M., Eastern Daylight Time, for the following purposes:

     1. To elect the Company's Board of Directors;

     2. To ratify the designation of Ernst & Young LLP as independent auditors of the Company;

     The accompanying Proxy Statement contains further information with respect to these matters.

     Only shareholders of record at the close of business on May 2, 2003 will be entitled to vote at the meeting or any adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.


                                            By order of the Board of Directors,


                                            /s/Charles S. Vail
                                            -----------------------------------
                                            Charles S. Vail
                                            Secretary


May 20, 2003

                                        1
                                  FRED'S, INC.
                              4300 NEW GETWELL ROAD
                            MEMPHIS, TENNESSEE 38118
                    ----------------------------------------

                                 PROXY STATEMENT
                    ----------------------------------------

                For Annual Meeting of Shareholders, June 18, 2003


     The enclosed proxy is solicited by the Board of Directors (the "Board" or "Board of Directors") of Fred's, Inc. (the "Company" or "Fred's") to be voted at the Annual Meeting of Shareholders to be held on June 18, 2003, at 7:00 P.M., Eastern Daylight Time, at the Holiday Inn Express, 2192 S. Highway 441, Dublin, Georgia, or any adjournments thereof (the "Annual Meeting"). At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding Class A common stock ("Common Stock") will be necessary to constitute a quorum.

     The election of each director and the ratification of Ernst & Young LLP as auditor each require approval by a majority of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote on that matter.

     All shares represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any proxies of holders of Common Stock do not contain voting instructions, the shares represented by such proxies will be voted FOR Proposals 1 and 2. The Board of Directors does not know of any business to be brought before the Annual Meeting, other than as indicated in the notice, but it is intended that, as to any other such business properly brought before the meeting, votes may be cast pursuant to the proxies in accordance with the judgment of the persons acting thereunder.

     Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a duly executed proxy bearing a later date; or (c) appearance by the shareholder at the meeting (with proper identification) and his request for the return of his proxy or his request for a ballot.

     A copy of this Proxy Statement and the enclosed Proxy Card are first being sent to shareholders on or about May 20 2003.

                                Voting Securities

     Only shareholders of record at the close of business on May 2, 2003, will be entitled to vote at the Annual Meeting. As of such date, the Company had outstanding and entitled to vote at the Annual Meeting 25,744,970 shares of Common Stock. All references to shares and share prices reflect the stock splits effected on June 18, 2001 and February 1, 2002. Each share of Common Stock is entitled to one vote for all matters before the Annual Meeting.

                            Ownership of Common Stock
                                  by Directors,
                     Officers and Certain Beneficial Owners

     The following table sets forth the beneficial ownership known to the Company of Common Stock as of May 2, 2003, by (i) beneficial owners of more than five percent of Common Stock, (ii) each director, (iii) each of the persons named in the Summary Compensation Table, and (iv) all directors and executive officers of Fred's as a group.

                                                    Shares of Common
                                               Stock Beneficially Owned(1)
                                        ----------------------------------------
                                                Number of Shares      Percent(2)
                                        ---------------------------   ---------
Beneficial Owner                        Options(3)       Total(4)
                                        ----------      ---------
Michael J. Hayes (5)                        21,877      1,889,679       7.2

David A. Gardner (6)(7)                         --      1,677,893       6.4

EARNEST Partners, LLC (7)                       --      1,366,522       5.2

John R. Eisenman                            18,125         20,468         *

Roger T. Knox                               18,125         32,974         *

John D. Reier                               83,438         92,813         *

Thomas H. Tashjian                           9,688        201,405         *

John A. Casey                                6,875         31,171         *

Charles Brunjes                             13,751         13,751         *

Reggie Jacobs                               17,062         19,312         *

Jerry A. Shore                              16,875         20,625         *

All Directors and Executive
  Officers as a Group (10
  persons including the
  directors named above)                   209,566      2,350,492       8.9

*  Less than 1%
---------------------

(1) As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to dispose, or direct the disposition, of a security. Except as otherwise indicated, all persons listed above have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and
     (ii) record and beneficial ownership with respect to their shares of Common Stock.

(2) Calculated as the number of shares beneficially owned, divided by 26,333,860 which consists of the total outstanding shares of Common Stock (25,744,970) and vested options (588,890) within sixty (60) days of May 2, 2003.

(3) Represents stock options that are exercisable within sixty (60) days of May 2, 2003.

(4) Includes stock options that are exercisable within sixty (60) days of May 2, 2003.

(5) Includes 148,571 shares owned by Mr. Hayes' wife and 37,888 shares owned by Memphis Retail Limited Partnership which are attributable to Mr. Hayes and two of his children.

(6) Mr. Gardner was an officer and director of the Company until his death on December 23, 2001. According to the last available public records, Mr. Gardner's widow is the beneficial owner of these shares and of 169,690 shares that she owns in her own name.

(7) The address for all except Mr. Gardner and EARNEST Partners is 4300 New Getwell Rd., Memphis, TN 38118. The address of the estate of Mr. Gardner is 445 Park Avenue, Suite 1600, New York, New York 10022. The address of EARNEST Partners is 75 14th Street, Suite 2300, Atlanta, GA 30309.

                       PROPOSAL 1 (ELECTION OF DIRECTORS)

     Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve one year or until their successors are elected. The Board of Directors proposes the election of the following nominees:

                                                     Principal Occupation,
            Nominee                  Age           Business and Directorships
---------------------------------    ---    ------------------------------------
Michael J. Hayes.................    61     Chairman and Chief Executive Officer
John R. Eisenman.................    61     Director
Roger T. Knox....................    65     Director
John D. Reier....................    63     Director and President
Thomas H. Tashjian...............    48     Director


     Michael J. Hayes was elected a Director of the Company in January 1987 and was named Chairman of the Board in November 2001. Mr. Hayes has been Chief Executive Officer since October 1989 and served as a Managing Director of the Company from 1989 to 2002 when that position was eliminated. He was previously employed by Oppenheimer & Company, Inc. in various capacities from 1976 to 1985, including Managing Director and Executive Vice President - Corporate Finance and Financial Services.

     John R. Eisenman is involved in real estate investment and development with REMAX Island Realty, Inc., located in Hilton Head Island, South Carolina. Mr. Eisenman has been engaged in commercial and industrial real estate brokerage and development since 1983. Previously, he founded and served as President of Sally's, a chain of fast food restaurants, from 1976 to 1983, and prior thereto held various management positions in manufacturing and in securities brokerage. Mr. Eisenman has served as a Director since the Company's initial public offering in March 1992.

     Roger T. Knox is President Emeritus of the Memphis Zoological Society and was its President and Chief Executive Officer from January 1989 thru March 2003. Mr. Knox was the President and Chief Operating Officer of Goldsmith's Department Stores, Inc. (a full-line department store in Memphis and Jackson, Tennessee) from 1983 to 1987 and its Chairman of the Board and Chief Executive Officer from 1987 to 1989. Prior thereto, Mr. Knox was with Foley's Department Stores in
Houston, Texas for 20 years. Mr. Knox has served as a Director since the Company's initial public offering in March 1992. Additionally, Mr. Knox is a Director of Hancock Fabrics, Inc.

     John D. Reier is President and a Director. Mr. Reier joined the Company in May 1999 as President and was elected a Director of the Company in August 2001. Prior to joining the Company, Mr. Reier was President and Chief Executive Officer of Sunny's Great Outdoors Stores, Inc. from 1997 to 1999, and was President, Chief Operating Officer, Senior Vice President of Merchandising, and General Merchandise Manager at Family Dollar Stores, Inc. from 1987 to 1997.

     Thomas H. Tashjian was elected a Director of the Company in March 2001. Mr. Tashjian is a private investor. Previously, he served as a managing director and consumer group leader at Banc of America Montgomery Securities in San Francisco. Prior to that, Mr. Tashjian held similar positions at First Manhattan Company, Seidler Companies, and Prudential Securities. Mr. Tashjian's earlier retail operating experience was in discount retailing at the Ayrway Stores, which were acquired by Target, and in the restaurant business at Noble Roman's.

     If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by the Fred's Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting. Fred's has no reason to believe that any nominee will be unable to serve as a director.

     For information concerning the number of shares of Common Stock owned by each director, and all directors and executive officers as a group as of May 2, 2003, see "Ownership of Common Stock by Directors, Officers and Certain Beneficial Owners." There are no family relationships between any directors or executive officers of Fred's.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of reports of beneficial ownership of Fred's Common Stock and written representations furnished to Fred's by its officers, directors and principal shareholders, Fred's is not aware of any such reporting person who or which failed to file with the Securities and Exchange Commission (the "Commission") on a timely basis any required reports of changes in beneficial ownership.

Audit Committee

     The Audit Committee of the Board of Directors, which is comprised of Messrs. Eisenman, Knox and Tashjian, met eight times during the last fiscal year, and all Committee members were in attendance. Each of the members of the Audit Committee is an Independent Director as defined by the National
Association of Securities Dealers' Automated Quotation System's listing standard. Mr. Eisenman is the Chairman of the Audit Committee. The Board of
Directors has delegated to the Audit Committee responsibility for making recommendations concerning the engagement of the independent public auditors; considering the range of audit and non-audit fees; assisting the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; reviewing the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and reviewing the Company's auditing, accounting, and financial reporting processes generally. Audit Committee members have the requisite financial experience to serve on the Audit Committee. The management of the Company has the primary responsibility for the financial statements and reporting process. The independent auditors are responsible for conducting and reporting on the audit of the Company's financial statements in accordance with generally accepted auditing standards. The Company's independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee a copy of which is attached as Appendix A.

Audit Committee Report

     In the context of the role of the Audit Committee as outlined above, the Audit Committee has reviewed and discussed the Company's audited financial statements for 2002 with management of the Company. It has also discussed with Ernst & Young LLP those matters required by Statement of Auditing Standards No.
1. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 and has discussed with Ernst & Young LLP their independence, including consideration of whether the payment to Ernst & Young LLP of other non-audit fees is compatible with maintaining their independence. Based upon its review and discussions with Company management and Ernst & Young LLP, the Audit Committee has recommended to the Board of Directors that Fred's, Inc. audited financial statements for fiscal 2002 be included in the annual report on Form 10-K for 2002 filing with the Securities and Exchange Commission, and that Ernst & Young be selected as the Company's Independent Auditors for 2003.

                                                  John R. Eisenman
                                                  Roger T. Knox
                                                  Thomas H. Tashjian

Compensation Committee

     The Compensation Committee reviews and approves the salaries and incentive compensation of executive officers and recommends the grants of stock-based incentive compensation under Fred's long-term incentive plan. The Compensation Committee, which is comprised of Messrs. Eisenman, Knox and Tashjian, met two times during the last fiscal year, and all Committee members were in attendance. Mr. Knox is the Chairman of the Compensation Committee. The Board of Directors receives the grant recommendations of the Committee and may approve, amend or reject the grant of restricted stock and stock options recommended by the Committee.

Board of Directors

     During the last fiscal year, Fred's Board of Directors held eight meetings. Messrs. Hayes, Eisenman, Knox, Reier, and Tashjian attended all of the Board meetings. Mr. Hayes is Chairman of the Board of Directors. Non-employee Directors of Fred's are paid for their services as such $12,000 per year plus reasonable expenses, and stock options from time to time, for meeting attendance. The Board of Directors does not have a nominating committee.

Executive Compensation

         The following table sets forth the cash compensation paid, as well as certain other compensation paid or accrued, to Fred's chief executive officer and to each of the other five most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the indicated fiscal years (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                           Annual Compensation                 Compensation
                                        --------------------------     --------------------------
                                                                       Restricted        Option         All Other
Name and                                  Salary           Bonus       Stock Awards      Awards      Compensation
Principal Position          Year          ($) (2)           ($)          ($) (1)           (#)             ($)
------------------       -----------    -----------    -----------     -----------    -----------    --------------
Michael J. Hayes            2002           200,000           --             --               --        17,651 (3)
Chairman and                2001           195,710           --             --            27,500       15,078 (3)
Chief Executive Officer     2000           184,242           --             --            32,813           --

John D. Reier               2002           217,788         77,000           --               --            --
President                   2001           197,860         84,000           --            11,250           --
                            2000           190,461           --             --            32,813           --

Jerry A. Shore (4)          2002           133,558         52,800           --               --            --
Executive Vice President-   2001           130,000         10,000           --             5,000           --
Chief Financial Officer     2000           105,000           --           29,750          16,875           --

John A. Casey               2002           119,447         48,400           --               --            --
Executive Vice President-   2001           113,385         52,800           --             5,000
--
Pharmacy Operations         2000           110,097           --             --            20,625           --

Charles A. Brunjes (4)      2002           127,067         39,600           --               --            --
Senior Vice President-      2001           118,654         24,000           --             7,500           --
Store Operations            2000            59,711           --             --            25,313           --

Reggie E. Jacobs            2002           114,240         39,600           --               --            --
Senior Vice President-      2001           108,654         36,000           --             7,500           --
Distribution                2000           101,539           --             --            15,313           --

(1) The aggregate restricted stock holdings for the above named executive officers, using the February 1, 2003 closing price of $26.86 per share, net of any consideration to be paid, was as follows:

                                                 Number            Value
                   John D. Reier                  9,375           $251,813
                   Jerry A. Shore                 3,750           $100,725
                   John A. Casey                     --                 --
                   Charles A. Brunjes                --                 --
                   Reggie E. Jacobs               1,125            $30,218

     No restricted stock awards vest in under three years from the date of grant. All restricted stock holdings pay dividends at the same dividend rate as the Company's other common stock.

(2) Fiscal 2000 salaries are based on 53 weeks. Includes Fred's contributions to defined contribution plans (401(k) and Incentive Plan).

(3)  Consists of miscellaneous reimbursements.

(4) Mr. Shore joined the Company on April 17, 2000. Mr. Brunjes joined the Company on July 24, 2000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information on stock option grants pursuant to the Fred's, Inc. 2002 Long-Term Incentive Plan during the last fiscal year for each of the Named Executives, all current executive officers as a group, the non-employee directors as a group and all other recipients as a group. The Company has not granted any Stock Appreciation Rights ("SARs").

                                    Individual Grants                                       Potential Realizable
                   -------------------------------------------------                          Value at Assumed
                                                                                               Annual Rates of
                                                                                                  Stock Price
                      Options/       % of Total          Exercise                              Appreciation for
                        SARs         Options/SARs         or Base                               Option Term (1)
                     Granted to         Granted            Price            Expiration     ------------------------
                     Employees(#)    in Fiscal Year        ($/Sh)              Date             5% ($)        10%($)
-----------------    ------------    ---------------      ---------         ---------       ----------       --------
Michael J. Hayes           --             --                --                  --                --              --
John D. Reier              --             --                --                  --                --              --
Jerry A. Shore             --             --                --                  --                --              --
John A. Casey              --             --                --                  --                --              --
Charles Brunjes            --             --                --                  --                --              --
Reggie Jacobs              --             --                --                  --                --              --
Executive Group
    (7 persons)            --             --                --                --  --                    --
       --
Non-Executive
   Director Group
   (3 persons)           7,500           9.8               34.86              3/11/07           72,222          159,591
Non-Executive
   Officer Employee
   Group
   (96 persons)         68,480          90.2                                                 1,111,487        1,748,150

--------------------------------
(1) The potential gain is calculated from the closing price of Common Stock on the date of grants until the end of the option period at certain assumed rates of appreciation set by the Commission. They are not intended to forecast possible future appreciation in the Common Stock and any actual gains on exercise of options are dependent on the future performance of the Common Stock.


     The following table shows the stock option exercises by the Named Executives during the last fiscal year. In addition, this table includes the number of exercisable and unexercisable stock options held by each of the Named Executives as of February 1, 2003. The fiscal year-end value of "in-the-money" stock options is the difference between the exercise price of the option and the fair market value of the Common Stock (not including options with an exercise price greater than the fair market value) on February 1, 2003 (the last trading date before the fiscal year-end), which was $26.86 per share. No SARs have been granted.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                          Number of Securities
                           Stock Option Exercises         Underlying Unexercised                 Value of Unexercised
                     --------------------------------         Options/SARs                        In-The-Money Options
                        Shares                              At Fiscal Year-end (#)                  At Fiscal Year-end ($)
                       Acquired            Value          -------------------------         ---------------------------------

                      on Exercise(#)    Realized ($)(1)    Exercisable   Unexercisable         Exercisable       Unexercisable
                      --------------    ----------------  ------------  --------------         ------------      --------------
Michael J. Hayes            --                 --            10,938         38,438                206,310           435,366
John D. Reier               --                 --            72,500         18,438              1,412,097           268,766
Jerry A. Shore              --                 --             9,375         12,500                176,813           183,100
John A. Casey             13,750            360,938              --         11,875                     --           171,313
Charles A. Brunjes        14,062            389,501            8,126        10,625                 126,931          147,738
Reggie E. Jacobs           9,344            238,135           11,438        10,624                 186,084          147,719

-------------------------

(1) "Value Realized" is the difference between the fair market value of the underlying shares on the exercise date and the exercise price of the option.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of Fred's, Inc. (the "Committee") hereby presents its report on executive compensation. This Committee report documents the components of Fred's executive officer compensation programs and describes the basis on which fiscal 2002 compensation determinations were made by the Committee with respect to the executive officers of Fred's, including the Named Executives.

Compensation   Philosophy  and  Overall  Objectives  of  Executive  Compensation
Programs

     It is the philosophy of Fred's that executive compensation be linked to improvements in corporate performance and increases in shareholder value. The following objectives have been adopted by the Committee as guidelines for compensation decisions:

     o Provide a competitive total compensation package that enables Fred's to attract and retain key executives.

     o    Integrate all pay programs  with Fred's annual and long-term  business
          objectives  and  strategy,   and  focus  executive   behavior  on  the
          fulfillment of those objectives.

     o Provide variable compensation opportunities that are linked with the performance of Fred's and that align executive remuneration with the interests of shareholders.

Compensation Program Components

     The Committee reviews Fred's compensation program annually to ensure that pay levels and incentive opportunities are competitive and reflect the performance of Fred's. The particular elements of the compensation program for executive officers are further explained below.

     Base Salary - Base pay levels are largely determined through comparisons with other retailing companies. Actual salaries are based on individual performance contributions within a salary structure that is established through job evaluation and job market considerations. Base pay levels for the executive officers are competitive within the middle of a range that the Committee considers to be reasonable and necessary. Various increases in base salary were recommended by the Chief Executive Officer in fiscal 2002 for the Named Executives, based on performance and competitive considerations, and the Committee considered and acted in accordance with the recommendation.

     Incentive Compensation - Fred's officers are eligible to participate in an annual incentive compensation plan with awards based primarily on the attainment of various specified levels of operating profits. The objective of this plan is to deliver competitive levels of compensation for the attainment of financial objectives that the Committee believes are primary determinants of earnings growth. Targeted awards for executive officers of Fred's under this plan are consistent with targeted awards of other retailing companies of similar size and complexity to Fred's. Specified awards were recommended by the Chief Executive Officer for the Named Executives of Fred's for fiscal 2002, based upon the Company's performance, and the Committee considered and acted in accordance with the recommendation.

     Fred's Stock Option Program - The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of Fred's with an opportunity to increase their ownership of Common Stock, the best interests of shareholders and executives will be closely aligned. Therefore, executives are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock in the future at a specified price. The number of stock options granted to executive officers is based on competitive practices, with the value of such options estimated by using a Black-Scholes pricing model.

Discussion of Compensation for the Chief Executive Officer

     The Committee has considered Chief Executive Officer's base salary, incentive compensation and long-term incentives to be less than or equal to the total compensation paid to other executives similarly situated, and has deemed his beneficial ownership of Common Stock to provide adequate linkage between the interests of Fred's shareholders and Mr. Hayes' personal interests.

Summary

     After its review of all existing programs, the Committee continues to believe that the total compensation program for executives of Fred's is competitive with the compensation programs provided by other companies with which Fred's competes. The Committee believes that any amounts paid under the incentive compensation plan will be appropriately related to corporate and individual performance, yielding awards that are linked to the annual financial and operational results of Fred's. The Committee also believes that the stock option program provides opportunities to participants that are consistent with the returns that are generated on behalf of Fred's shareholders.

                                                John R. Eisenman
                                                Roger T. Knox
                                                Thomas H. Tashjian

Employment Agreements

     We have entered into employment agreements with each of Michael J. Hayes and John D. Reier. Messrs. Hayes' and Reier's employment agreements became effective as of April 30, 2003.

     Michael J. Hayes. Mr. Hayes' employment agreement provides that we will employ him for a period of two years commencing on May 1, 2003. The agreement provides that we will pay Mr. Hayes an annual salary of $250,000 and that he will participate in any bonus plan of the Company. The Compensation Committee shall annually review his salary and bonus plan. We may terminate Mr. Hayes' employment with or without cause. However, if we terminate this agreement other than for cause, he will receive continued payment of his most recent salary, and other Company-provided benefits, to the end of the term. Each executive is permitted to terminate his agreement for cause in certain circumstances following a change in control of the Company. Mr. Hayes has agreed not to compete with us for a period of six months. In addition, if we terminate Mr. Hayes' employment without cause, we will provide health and dental benefits for Mr. and Mrs. Hayes.

     John D. Reier. Mr. Reier's employment agreement provides that we will employ him for a period of two years commencing on May 1, 2003. The agreement provides that we will pay Mr. Reier an annual salary of $250,000 and that he will participate in any bonus plan of the Company. The Compensation Committee shall annually review his salary and bonus plan. We may terminate Mr. Reier's employment with or without cause. However, if we terminate this agreement other than for cause, he will receive continued payment of his most recent salary, and other Company-provided benefits for one year. Each executive is permitted to terminate his agreement for cause in certain circumstances following a change in control of the Company. Mr. Reier has agreed not to compete with us for a period of one year. In addition, if we terminate Mr. Reier's employment without cause, we will provide health and dental benefits for Mr. and Mrs. Reier for five years.

                          STOCK PRICE PERFORMANCE GRAPH

                          See Exhibits 1, 2, 3 and 4


Comparison of Cumulative Total Return

     The total cumulative return on investment assumes that $100 was invested in Fred's, the Nasdaq Retail Trade Stocks Index and the Nasdaq Stock Market (U.S.) Index on January 30, 1998 and that all dividends were reinvested.


         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
           THE ELECTION OF THE NOMINEES TO FRED'S BOARD OF DIRECTORS.

               PROPOSAL 2 (RATIFICATION OF SELECTION OF AUDITORS)

     The Board of Directors has selected Ernst & Young LLP to be the independent auditors of Fred's for the year ending January 31, 2004, as recommended by the Audit Committee. The Board of Directors will offer a resolution at the Annual Meeting to ratify this selection. Ernst & Young LLP, which acted as independent auditors of Fred's for the last fiscal year, and is expected to be represented at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" THE RATIFICATION
    OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL
                                   YEAR 2003.

Changes in Certifying Accountant

     On May 9, 2002, the Company dismissed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as its independent auditor and engaged Ernst & Young LLP ("Ernst & Young") as its new independent auditor. The decision to change the independent audit firm was recommended by the Company's Audit Committee and approved by the Board of Directors. The audit reports of PricewaterhouseCoopers on the consolidated financial statements of the Company for the years in the two-year period ended February 2, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the two-year period ended February 2, 2002, and the subsequent interim period ended May 9, 2002, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PricewaterhouseCoopers' satisfaction, would have caused them to make reference to the subject matter of the disagreement in their reports on the consolidated financial statements for such years. During the past two fiscal years, of their engagement, and through May 9, 2002, PricewaterhouseCoopers has not advised the Company of any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934). PricewaterhouseCoopers was provided a copy of the above disclosures, as set forth in the Company's Report on Form 8-K dated May 14, 2002 filed with the Securities and Exchange Commission, and was requested to furnish the Company with a letter addressed to the Commission stating whether it agreed with the above statement and, if not, stating the respects in which it did not agree. PricewaterhouseCoopers' letter concurring with the disclosures was filed as an exhibit to such report.

     The Company engaged Ernst & Young as its new independent auditor as of May 9, 2002. During the two year period ended February 2, 2002 and through May 9, 2002, the Company did not consult with Ernst & Young regarding any matters specified in Items 304(a)(2)(i) or (ii) of Regulation S-K under the Securities Exchange Act of 1934. Ernst & Young was also provided a copy of the above disclosures.

Fees Paid to Auditors

     The following table sets forth certain fees billed to us by Ernst & Young LLP in fiscal 2002 and PricewaterhouseCoopers in fiscal 2001 in connection with various services provided to us throughout those fiscal years:

   Service                     2002 Aggregate Fees          2001 Aggregate Fees
                                      Billed                      Billed
   -------                     -------------------       -----------------------

   Audit Fees                        $ 180,851                 $ 193,725
   Audit-Related Fees                       --                        --
   Tax Fees                            107,714                    70,970
   All Other Fees                       61,634                    98,000

     The Audit Committee has the responsibility to pre-approve all audit and permissible non-audit services provided by our independent auditor. Where feasible, the Audit Committee considers and, when appropriate, pre-approves such services at regularly scheduled meetings after disclosure by management as to the nature of the services to be performed and projected fees. The Committee also has authorized its Chairman to consider and, when appropriate, pre-approve audit and non-audit services in situations where pre-approval is necessary prior to the next regularly scheduled meeting of the Audit Committee. Company management and the Chairman must report to the Audit Committee at its next meeting with respect to all services pre-approved by him since the last Audit Committee meeting.

     In fiscal 2002, all audit and permissible non-audit services provided by our independent auditors were pre-approved by the Audit Committee.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.


                              SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be included in the proxy statement and presented at the 2004 Annual Meeting must be received by the Company no later than January 21, 2004, and the proposals must meet certain eligibility requirements of the Securities and Exchange Commission. Proposals may be mailed to Fred's, Inc., to the attention of the Secretary, 4300 New Getwell Road, Memphis, Tennessee 38118. With regard to shareholder proposals not included in the Company's proxy statement which a shareholder wishes to be brought before the annual meeting of shareholders, notice of such a proposal must be received by the Secretary of the Company by April 5, 2004.


                    SOLICITATION OF PROXIES AND COST THEREOF

     The cost of solicitation of the proxies will be borne by the Company. In addition to solicitation of the proxies by use of the mails, employees of the Company, without extra remuneration, may solicit proxies personally or by telecommunications. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

     SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE (EXCEPT FOR EXHIBITS), BY WRITING TO: FRED'S, INC., ATTN: SECRETARY, 4300 NEW GETWELL ROAD, MEMPHIS, TENNESSEE 38118.



                                     By order of the Board of Directors,



                                     /s/Charles S. Vail
                                     ----------------------
                                     Charles S. Vail
                                     Secretary


  May 20, 2003

                                                                     APPENDIX A


                           CHARTER OF AUDIT COMMITTEE
                                       OF
                                  FRED'S, INC.

I. Organization:

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of Directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

II. Statement of Policy:

     The Audit Committee shall provide assistance to the corporate Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating the corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Directors, the independent auditors, the internal auditors, and the financial management of the Corporation.

III. Responsibilities:

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

     1) Review and recommend to the Directors, the independent auditors to be selected to the audit and financial statements of the Corporation and its divisions and subsidiaries.

     2) Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and, at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

     3) Review with the independent auditors, the Company's internal audit, and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review Company policy statement to determine their adherence to the coded of conduct.

     4) Receive, prior to each meeting, a summary of findings from completed internal audits, and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     5) Review the financial statements contained in the annual report to shareholders to determine that the independent auditors are satisfied with the disclosure and content of the financial statement to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     6) Each quarter, provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     7) Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

     8) Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                  FRED'S, INC.
                              Holiday Inn Express
                               2192 S. Highway 441
                                Dublin, Georgia

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS - JUNE 18, 2003
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Charles S. Vail and Jerry A. Shore, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock of the undersigned at the Annual Meeting of the Shareholders of Fred's, Inc., to be held June 18, 2003, at 7:00 P.M., Eastern Daylight Time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner:

1. Election of Directors for the term of one year.
      [ ] FOR all nominees listed below    [ ] WITHHOLD ALL AUTHORITY *
(except as marked to the contrary below)   to vote for all nominees listed below

*INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NOMINEE'S NAME BELOW.

                Michael J. Hayes          John R. Eisenman  Roger T. Knox
                John D. Reier             Thomas H. Tashjian


2. Ratification of Ernst & Young LLP as independent accountants of the Company.

                       [ ] FOR  [ ] AGAINST               [ ] ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business (none at the time of the solicitation of this Proxy) as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.

WHEN PROPERLY EXECUTED, THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED FOR THE PROPOSALS AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.

The undersigned acknowledges receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and hereby revokes all proxies heretofore given by the undersigned for said Annual Meeting. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.


                                      Dated:                     , 2003
                                            ---------------------

                                      ------------------------------------
                                      Signature of Shareholder

                                      ------------------------------------
                                      Signature of Shareholder (if held jointly)



                                      Please  Date  this  Proxy  and Sign Your
                                      Name or Names  Exactly as Shown  Hereon.
                                      When signing as an  Attorney,  Executor,
                                      Administrator,   Trustee  or   Guardian,
                                      Please Sign Your Full Title as Such.  If
                                      There  Are  More  than One  Trustee,  or
                                      Joint  Owners,  All  must  Sign.  Please
                                      Return the Proxy Card Promptly Using the
                                      Enclosed Envelope.

 EXHIBIT 1

                                  FREDS INC

                                                                  Cumulative Total Return
                                                ------------------------------------------------------------
                                                     1/30/98   1/30/99  1/29/00   2/3/01  2/2/02  2/1/03

FRED'S, INC.                                          100.00     64.20    80.59   119.66  268.70  259.06
NASDAQ STOCK MARKET (U.S.)                            100.00    156.49   241.02   164.38  118.93   82.97
NASDAQ RETAIL TRADE                                   100.00    122.03    97.79    75.20   89.61   72.89

EXHIBIT 2

                                                                                          Begin:   1/30/1998
                                                                                     Period End:    2/1/2003
FREDS INC                                                                                   End:    2/1/2003


                                         Beginning
             Transaction      Closing     No. Of     Dividend     Dividend     Shares      Ending    Cum. Tot.
   Date*       Type           Price**    Shares***   per Share      Paid     Reinvested    Shares      Return
   -----     -----------      -------    ---------   ---------      ----     ----------    ------      ------
   30-Jan-98   Begin          10.867        9.20                                           9.202      100.00

   26-Feb-98  Dividend        13.601        9.20        0.03        0.25       0.018       9.220      125.40
   28-May-98  Dividend        12.267        9.22        0.03        0.25       0.020       9.240      113.35
   28-Aug-98  Dividend         8.000        9.24        0.03        0.25       0.031       9.271       74.17
   27-Nov-98  Dividend         7.434        9.27        0.03        0.25       0.033       9.304       69.16
   30-Jan-99  Year End         6.900        9.30                                           9.304       64.20

    4-Mar-99  Dividend         7.467        9.30        0.03        0.25       0.033       9.337       69.72
   27-May-99  Dividend         6.600        9.34        0.03        0.25       0.038       9.375       61.88
    1-Sep-99  Dividend         7.800        9.38        0.03        0.25       0.032       9.407       73.38
    1-Dec-99  Dividend         6.917        9.41        0.03        0.25       0.036       9.443       65.32
   29-Jan-00  Year End         8.534        9.44                                           9.443       80.59

   28-Feb-00  Dividend         7.867        9.44        0.03        0.25       0.032       9.475       74.54
   30-May-00  Dividend         8.851        9.48        0.03        0.25       0.029       9.504       84.12
   30-Aug-00  Dividend        12.801        9.50        0.03        0.25       0.020       9.524      121.91
   29-Nov-00  Dividend        10.934        9.52        0.03        0.25       0.023       9.547      104.39
    3-Feb-01  Year End        12.534        9.55                                           9.547      119.66

   27-Feb-01  Dividend        12.333        9.55        0.03        0.25       0.021       9.568      118.00
   31-May-01  Dividend        15.521        9.57        0.03        0.26       0.016       9.584      148.75
    5-Sep-01  Dividend        20.001        9.58        0.03        0.26       0.013       9.597      191.95
    5-Dec-01  Dividend        24.728        9.60        0.03        0.26       0.010       9.607      237.57
    2-Feb-02  Year End        27.968        9.61                                           9.607      268.70

   27-Feb-02  Dividend        32.430        9.61        0.03        0.29       0.009       9.616      311.85
   30-May-02  Dividend        34.600        9.62        0.03        0.29       0.008       9.624      333.01
   29-Aug-02  Dividend        33.330        9.62        0.03        0.29       0.009       9.633      321.07
   27-Nov-02  Dividend        25.100        9.63        0.03        0.29       0.012       9.645      242.08
    1-Feb-03    End           26.861        9.64                                           9.645      259.06

*   Specified ending dates or ex-dividends dates.
** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.
***'Begin Shares' based on $100 investment.

EXHIBIT 3

                                                                                          Begin:   1/30/1998
                                                                                     Period End:    2/1/2003
NASDAQ STOCK MARKET (U.S.)                                                                  End:    2/1/2003

                                     Beginning
            Transaction   Closing      No. Of     Dividend    Dividend     Shares      Ending    Cum. Tot.
   Date*        Type      Price**    Shares***   per Share      Paid     Reinvested    Shares      Return
   -----        ----      -------    ---------   ---------      ----     ----------    ------      ------
   30-Jan-98   Begin       537.882     0.19                                             0.186      100.00
   30-Jan-99  Dividend     841.750     0.19                                             0.186      156.49
   29-Jan-00  Dividend    1296.406     0.19                                             0.186      241.02
    3-Feb-01  Dividend     884.147     0.19                                             0.186      164.38
    2-Feb-02  Dividend     639.704     0.19                                             0.186      118.93
    1-Feb-03  Year End     446.268     0.19                                             0.186       82.97

*   Specified ending dates or ex-dividends dates.
** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.
***'Begin Shares' based on $100 investment.

EXHIBIT 4

                                                                                          Begin:   1/30/1998
                                                                                     Period End:    2/1/2003
NASDAQ RETAIL TRADE                                                                         End:    2/1/2003

                                     Beginning
            Transaction   Closing      No. Of     Dividend    Dividend     Shares      Ending    Cum. Tot.
   Date*        Type      Price**    Shares***   per Share      Paid     Reinvested    Shares      Return
   -----        ----      -------    ---------   ---------      ----     ----------    ------      ------
   30-Jan-98   Begin         359.786    0.28                                            0.278      100.00
   30-Jan-99  Dividend       439.049    0.28                                            0.278      122.03
   29-Jan-00  Dividend       351.847    0.28                                            0.278       97.79
    3-Feb-01  Dividend       270.559    0.28                                            0.278       75.20
    2-Feb-02  Dividend       322.401    0.28                                            0.278       89.61
    1-Feb-03  Year End       262.256    0.28                                            0.278       72.89

*   Specified ending dates or ex-dividends dates.
** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.
***'Begin Shares' based on $100 investment.